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                                                                   Exhibit 23(b)


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement, No. 333-47070, of Worldwide Xceed Group, Inc. on Form S-3 of our report dated November 15, 2000, appearing and incorporated by reference in the Annual Report on Form 10-K of Worldwide Xceed Group, Inc. for the year ended August 31, 2000, and in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts", which is part of such Registration Statement.

/s/Deloitte & Touche LLP
New York, New York
September 29, 2000